As filed with the Securities and Exchange Commission on March 18, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WalkMe Ltd.
(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Walter Moses St., Tel Aviv, Israel	6789903
(Address of Principal Executive Offices)	(Zip Code)

WalkMe Ltd. 2021 Share Incentive Plan
WalkMe Ltd. 2021 Employee Share Purchase Plan
(Full title of the plan)

WalkMe, Inc.
71 Stevenson Street, Floor 20
San Francisco, CA 94105
(855) 492-5563
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua G. Kiernan Nathan Ajiashvili Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 906-1200 Fax: (212) 751-4864	Shachar Hadar Matthew Rudolph Meitar | Law Offices 16 Abba Hillel Road Ramat Gan, 5250608, Israel Tel: +972 (3) 610-3100 Fax: +972 (3) 610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 5,632,541 ordinary shares of WalkMe Ltd. (the “Company” or the “Registrant”) issuable under the following employee benefit plans for which registration statements of the Company on Form S-8 (File Nos. 333-270537, 333-263823 and 333-257354) are effective, including: (i) 4,543,233 ordinary shares issuable under the WalkMe Ltd. 2021 Share Incentive Plan (the “2021 Plan”) and (ii) 1,089,308 ordinary shares issuable under WalkMe Ltd. 2021 Employee Share Purchase Plan (the “2021 ESPP” and together with the 2021 Plan, the “Equity Plans”), representing an automatic increase effective as of January 1, 2024 pursuant to the Equity Plans.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements on Form S-8 filed on March 14, 2023 (File No. 333-270537), March 24, 2022 (File No. 333-263823) and June 24, 2021 (File No. 333-257354) are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(i) the Company’s Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 18, 2024 (File No. 001-40490); and

(ii) the description of the Registrant’s Ordinary Shares contained in the prospectus included in the Registrant’s registration statement on Form F-1 originally filed with the Commission on May 17, 2021, as amended (File No. 333-256219), which description is incorporated by reference into the Registrant’s registration statement on Form 8-A (File No. 001-40490), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act, on June 11, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K furnished by the Registrant to the Commission (which indicate that they are incorporated herein by reference) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1	Amended and Restated Articles of Association of the Registrant (1)
5.1*	Opinion of Meitar | Law Offices as to the legality of the Registrant’s Ordinary Shares
23.1*	Consent of Kost, Forer, Gabbay and Kasierer, a member of EY Global
23.2*	Consent of Meitar | Law Offices (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	WalkMe Ltd. 2021 Share Incentive Plan (2)
99.2	WalkMe Ltd. 2021 Employee Share Purchase Plan (3)
107.1*	Filing Fee Table

(1)	Incorporated by reference to Exhibit 1.1 to the Registrant's Annual Report on Form 20-F (File No. 001-40490), filed with the Commission on March 24, 2022.

(2)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-256219), filed with the SEC on June 7, 2021.

(3)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-256219), filed with the SEC on June 7, 2021.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on this 18th day of March, 2024.

WALKME LTD.

By:	/s/ Dan Adika
Name:	Dan Adika
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Dan Adika and Hagit Ynon and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dan Adika	Chief Executive Officer and Director	March 18, 2024
Dan Adika	(Principal Executive Officer)

/s/ Hagit Ynon	Chief Financial Officer	March 18, 2024
Hagit Ynon	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michele Bettencourt	Chairperson of the Board	March 18, 2024
Michele Bettencourt

/s/ Haleli Barath	Director	March 18, 2024
Haleli Barath

/s/ Menashe Ezra	Director	March 18, 2024
Menashe Ezra

/s/ Ron Gutler	Director	March 18, 2024
Ron Gutler

/s/ Jeff Horing	Director	March 18, 2024
Jeff Horing

/s/ Rory O’Driscoll	Director	March 18, 2024
Rory O’Driscoll

/s/ Michael Risman	Director	March 18, 2024
Michael Risman

/s/ Roy Saar	Director	March 18, 2024
Roy Saar

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of WalkMe Ltd. has signed this registration statement on March 18, 2024.

WALKME, INC.

By:	/s/ Paul Bradley Shinn
Name:	Paul Bradley Shinn
Title:	General Counsel